UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  January 20, 2004
                                                  ________________



                       COMMERCIAL BANKSHARES, INC.
         ______________________________________________________

         (Exact name of Registrant as specified in its charter)



                FLORIDA                33-67254        65-0050176
  _____________________________________________________________________

    (State or other jurisdiction     (Commission     (IRS Employer)
  of incorporation or organization)   File Number)  Identification No.)




         1550 S.W. 57th Avenue, Miami, Florida            33144
       __________________________________________________________

       (Address of principal executive offices)        (Zip Code)



Registrant's Telephone Number, including area code  (305) 267-1200
                                                    ______________

















Item 12. Results of Operations and Financial Condition

On January 20, 2004 Commercial Bankshares, Inc., the parent holding company of Commercial Bank of Florida, announced earnings for 2003 and fourth quarter pursuant to a press release, a copy of which is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.







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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Commercial Bankshares, Inc.
___________________________

       (Registrant)



 /s/ Barbara E. Reed
________________________

Senior Vice President &
Chief Financial Officer


Date:  January 20, 2004
       ________________


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Exhibit 99.1  Press Release of Commercial Bankshares, Inc., dated January 20,
2004.

                COMMERCIAL BANKSHARES, INC. REPORTS
           RECORD EARNINGS FOR 2003 AND THE FOURTH QUARTER

Miami-based Commercial Bankshares, Inc., (Nasdaq: CLBK), parent of Commercial Bank of Florida, today reported 2003 earnings of $10.3 million, a 13% increase over 2002 earnings of $9.1 million. Diluted earnings per share were $1.69 for 2003, as compared to $1.53 for the same period in 2002, after adjustment for a 5-for-4 stock split announced in the fourth quarter of 2003 and effective January 2, 2004. The 2003 earnings represent a 1.37% return on average assets and a 16.62% return on average equity.

Results for the fourth quarter of 2003 show earnings of $2.70 million, a 10% increase over 2002 earnings of $2.46 million. Diluted earnings per share were $.44 for the fourth quarter of 2003, as compared to $.41 for the same period one year ago. Fourth quarter earnings represent a 1.37% annualized return on average assets and a 16.59% annualized return on average equity.

"We are pleased with the outstanding results for 2003," said Joseph W. Armaly, Chairman and Chief Executive Officer. "Double digit growth in earnings, loans and deposits continues to strengthen our financial position and provide value to our shareholders."

Internal deposit growth was strong, with total deposits reaching $655 million at December 31, 2003. This is a 13% increase from the prior year closing balance of $581 million. Total assets also increased by 12% to close the year at $786 million.

The loan portfolio showed strong growth, closing the year with a net balance of $408 million. This is an increase of 18% from the December 31, 2002 closing balance of $346 million. The allowance for loan losses closed the year at $4.87 million, or 1.18% of total loans. Asset quality remained solid, with no non-performing assets as of December 31, 2003.

The Company's cash dividends declared during 2003 rose to a record $.67 per share, a 16% increase over 2002 cash dividends declared of $.58 per share. Capital remains strong, with leverage capital, tier 1 risk-based capital and total risk-based capital ratios of 7.78%, 12.53% and 13.87%, respectively, at December 31, 2003.

Tax-equivalent net interest income rose 12% in 2003 to $28.7 million, from $25.7 million in 2002. The increase is the result of growth in average earning assets, which increased 20% to $705 million for 2003, as compared to $587 million for 2002. The tax-equivalent net interest yield for 2003 was 4.07%, as compared to 4.38% for 2002. The decrease in the net interest yield for 2003 is due to the increase in interest-bearing deposits, which were partially invested in short term, low yielding investments during the year.


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                         COMMERCIAL BANKSHARES, INC.
                           Selected Financial Data
             (Amounts in thousands except per share information)


                                    For the Quarter           For the Year
                                   Ended December 31,      Ended December 31,
                                   __________________      __________________

                                     2003       2002         2003       2002
                                     ____       ____         ____       ____

Net income                          $2,698     $2,457      $10,284    $ 9,116
Net interest income                 $7,588     $6,393      $27,686    $24,595
Net interest income FTE adjusted(1) $7,859     $6,655      $28,693    $25,689
Earnings per common share:
  Basic                             $  .46     $  .43      $  1.78    $  1.60
  Diluted                           $  .44     $  .41      $  1.69    $  1.53
Return on average assets              1.37%      1.42%        1.37%      1.46%
Return on average equity             16.59%     16.99%       16.62%     16.87%
Net interest margin (1)               4.22%      4.08%        4.07%      4.38%
Provision for loan losses           $  225     $    0      $   360    $   170
Net charge-offs (recoveries)        $  148     $   (1)     $   238    $    61
Weighted average shares:
  Basic                              5,815      5,698        5,778      5,682
  Diluted                            6,144      5,997        6,099      5,946

(1) Calculated on a fully tax-equivalent basis.

                                   12/31/2003       12/31/2002
                                   __________       __________
Selected Balance Sheet Data:
Assets                              $786,179         $698,524
Loans, net                          $408,100         $345,766
Deposits                            $654,789         $581,226
Stockholders' equity                $ 66,098         $ 58,605
Book value per common share         $  11.33         $  10.27
Capital ratios:
   Leverage                             7.78%            7.66%
   Tier 1                              12.53%           13.15%
   Tier 2                              13.87%           14.62%
Shares outstanding                     5,835            5,704

Asset Quality:
Allowance for loan losses           $  4,873         $  4,751
Non-performing assets               $      0         $      0
Allowance/total loans                   1.18%            1.35%
Allowance/non-performing assets          n/a              n/a
Non-performing assets/assets               0%               0%

Quarterly Averages:
   Earning assets                   $739,012         $647,120
   Loans                            $403,997         $345,334
   Deposits                         $657,387         $569,632
   Stockholders' equity             $ 64,543         $ 57,373

Commercial Bankshares, Inc. is the parent company of Commercial Bank of Florida, a state-chartered, FDIC-insured, Federal Reserve member bank with $782 million in assets. The Bank operates 14 branches in Miami-Dade and Broward Counties, Florida. The Company's stock is traded on NASDAQ under the symbol CLBK.

Statements contained in this release, which are not historical facts, may be considered forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include without limitation the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, changes in the interest rates, the effects of competition, and other factors that could cause actual results to differ materially as discussed further in documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact:	Barbara E. Reed, Senior Vice President and CFO
		Commercial Bankshares, Inc. (305) 267-1200


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